Exhibit 99.1

CERo Therapeutics Announces Receipt of Nasdaq Panel Determination

Trading of the Company’s shares of common stock on Nasdaq will be suspended at the open of trading on October 31

CERo plans to appeal the Panel determination, seek trading of its shares on the OTC Markets and continue clinical operations

SOUTH SAN FRANCISCO, Calif., Oct. 29, 2025 (GLOBE NEWSWIRE) -- CERo Therapeutics Holdings, Inc. (Nasdaq: CERO) (“CERo” or the “Company”), an innovative cellular immunotherapy company developing novel T cell therapeutics that incorporate phagocytic mechanisms, today announced the receipt of the determination of the Nasdaq Hearings Panel (the “Panel”) to deny the Company’s request to continue the listing of its shares of common stock on Nasdaq.

As previously disclosed, the Company has not been in compliance with the requirement set forth in Nasdaq Listing Rule 5550(b)(1) to maintain stockholders’ equity of at least $2.5 million (the “Equity Rule”). In January 2025, a previous Nasdaq panel provided the Company with an extension until April 22, 2025 to obtain compliance with the Equity Rule.  On April 22, 2025, the Company announced that, following the completion of a financing round including the issuance of shares of Series D Convertible Preferred Stock in exchange for marketable securities (the “Marketable Securities”) of another public company convertible under its terms into shares of common stock of such other public company with an aggregate value of $5 million, as well as the application of the proceeds of its February 2025 public offering of shares of common stock and warrants and the proceeds of sales under its equity line of credit, as well as successful negotiations with service providers to reduce outstanding balances payable, the Company believed it had regained compliance with the Equity Rule, subject to Nasdaq’s determination. On May 7, 2025, the previous Nasdaq panel issued a determination that the Company had regained compliance with the Equity Rule.

In August 2025, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, in connection with the finalization of the Company’s financial statements for the quarter ended June 30, 2025, as a result of difficulties of completing the valuation of the Marketable Securities in a timely manner, the Company sold such Marketable Securities at a substantial discount to the face value thereof and recorded the value of such Marketable Securities at the sale price thereof. As previously disclosed on September 4, 2025, following the disclosure of such valuation, Nasdaq staff informed the Company of its determination that, as a result of such revised valuation, the Company was not in compliance with the Equity Rule.

The Panel decided that the Company was not in compliance with the Equity Rule. The Panel’s decision indicates that it was based upon a retroactive determination of non-compliance as of April 22, 2025 and was without regard to the Company’s plan for regaining compliance with the Equity Rule on a going forward basis (the “Plan”) submitted to the Panel. The Company has executed portions of such Plan, including the receipt of approximately $2.25 million of cash proceeds from the sale of Series E Convertible Preferred Stock and subscriptions for approximately $4.75 million of additional purchases of Series E Convertible Preferred Stock (the “Additional Closing”). However, the obligation of the investors to consummate the Additional Closing are subject to various conditions, including the continued listing of the shares of common stock on Nasdaq. The Company is currently in discussions with the investors with respect to potential amendments to the terms of such financing in light of the Panel’s determination. The Company can provide no assurance that it will reach agreement with such investors for receipt of all or any portion of the amounts to be funded at the Additional Closing.

The Company has submitted a request for review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council (the “Council”). The Company has also commenced the process of seeking to trade its shares of common stock on the OTC Markets. However, the Company can provide no assurance that the review by the Council will result in the continued listing of its shares of common stock or that the shares of common stock will be admitted for trading on the OTC Markets. The OTC Markets also are a less liquid market than Nasdaq, which may have a material adverse effect on the trading price and volume for the common stock. The Company is also considering listing alternatives, including applying to list its shares of common stock on another securities exchange.

The Company currently plans to continue its clinical trials, including the dosing of patients in such trials. As described previously by CERO, evidence gathered for CER-1236 in the first three AML cancer patients dosed at the initial low dose showed rapid cell expansion of CER-1236 in these patients, along with observation of no toxicity.  Moreover the second patient, infused with three of the low doses in succession, continues on trial.  The company believes these early stage observations support continued clinical development of CER-1236 at the planned higher dose, and is progressing on this plan. The Company is currently reviewing its cash resources and potential financing alternatives to fund its continued operations. The Company can provide no assurance that it will be able to obtain such financing on acceptable terms, or at all.

About CERo Therapeutics Holdings, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering integrates key functional attributes of both innate and adaptive immunity within a single therapeutic construct, designed to engage the body’s immune repertoire for more comprehensive tumor targeting. This novel cellular immunotherapy platform is designed to redirect patient-derived T cells toward tumor cells through both adaptive perforin/granzyme pathways and innate engulfment mechanisms. The latter employ phagocytic activity to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated targeting properties of CER-T cells may offer advantages compared with currently approved CAR-T therapies and could potentially extend the reach of cellular immunotherapy to both hematologic malignancies and solid tumors. CERo has initiated clinical trials for its lead product candidate, CER-1236, for hematologic malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and the documents incorporated by reference therein. In particular, the Company may be unable to obtain the continued listing of its shares of common stock on Nasdaq, the admission for trading of its shares of common stock on the OTC Markets, agreement with the investors in the Series E Convertible Preferred Stock for funding of the remaining $4.75 million or any other financing to fund its operations. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Chris Ehrlich
Chief Executive Officer
chris@cero.bio

Investors:
CORE IR
investors@cero.bio